Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Mara Mort	Cynthia Hiponia
Symantec Corp.	Symantec Corp.
650-527-7455	650-527-8020
Mara_Mort@symantec.com	Cynthia_Hiponia@symantec.com

SYMANTEC REPORTS THIRD QUARTER FISCAL YEAR 2018 RESULTS

Financial and Business Q3 Highlights

•	Q3 GAAP revenue $1.209 billion, up 16% year-over-year; non-GAAP revenue $1.234 billion, up 13% year-over-year
•	Double digit year-over-year deferred revenue growth
•	Enterprise segment delivered strong implied billings growth; revenue below guidance range due to accelerating mix shift to ratable business
•	Consumer Digital Safety segment achieved high end of revenue guidance range
•	Operating margins beat Q3 GAAP and non-GAAP guidance; continued cost and operating efficiencies
•	Cash flow from operations in fiscal year 2018 expected to be near the high-end of prior guidance range
•	Enterprise customers accelerating adoption of Symantec’s cloud solutions

MOUNTAIN VIEW, Calif. – January 31, 2018 – Symantec Corp. (NASDAQ: SYMC) today reported results for its third quarter fiscal year 2018 ended December 29, 2017.

“Despite selling the business volume that we planned in our Enterprise segment, third quarter revenue came in below our guidance,” said Greg Clark, Symantec CEO. “This result was due to an increased ratable mix shift in our Enterprise segment. Adoption of our cloud solutions by enterprise customers accelerated during the quarter, which reduced in-period revenue recognition, but increased implied billings and deferred revenue. Cloud adoption is positive for our customers and a long term benefit for our business. At the same time, our Consumer Digital Safety segment delivered revenue at the high end of our prior guidance range and continues to be a growth driver for the company. Company operating margins exceeded our expectations and we generated strong cash flow from operations.  Our Integrated Cyber Defense platform and Consumer Digital Safety solutions are resonating with customers and we expect continued momentum in the fourth quarter.”

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures is provided below.

(More)

Results for the Third Quarter of Fiscal Year 2018

	Q3 FY18	Q3 FY17	Y/Y Change
GAAP
Revenue	$1,209M	$1,041M	16%
Operating Margin	7.9%	(1.5%)	940bps
EPS (Diluted)	$2.01	$0.07	$1.94
Non-GAAP
Revenue	$1,234M	$1,088M	13%
Operating Margin	37.5%	30.4%	710bps
EPS (Diluted)	$0.49	$0.32	$0.17

Fiscal Year 2018 Guidance

	GAAP	Non-GAAP
Fourth Quarter Fiscal 2018
Revenue	$1,164M – $1,194M	$1,175M – $1,205M
Operating Margin	(1%) – 0%	33% – 34%
EPS (Diluted)	($0.07) – ($0.03)	$0.37 – $0.41
Fiscal 2018
Revenue	$4,790M – $4,820M	$4,915M – $4,945M
Operating Margin	0%	34%
EPS (Diluted)	$0.29 – $0.33	$1.60 – $1.64

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on March 14, 2018, to all shareholders of record as of the close of business on February 20, 2018.

For additional details regarding Symantec’s results and outlook, please see the CFO commentary on the investor relations page of our website at: http://www.symantec.com/invest.

Conference Call
Symantec has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its third quarter fiscal 2018 ended December 29, 2017 and to review guidance. Interested parties may access the conference call on the Internet at http://investor.symantec.com/investor-relations/events-calendar/. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 1584866.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the information contained under the caption “Fiscal Year 2018 Guidance” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities, and Symantec’s continued cost and operating efficiencies. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: our ability to continue to integrate and fully achieve the expected benefits from acquired businesses; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates and the impact of the recently enacted tax reform legislation; the impact related to Symantec’s future adoption of the new revenue and other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on May 19, 2017 and Symantec’s Form 10-Q for the fiscal period ended December 29, 2017 expected to be filed with the SEC on February 2, 2018.

USE OF NON-GAAP FINANCIAL INFORMATION: We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. Additionally, we provide the non-GAAP metric of implied billings.  These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including CFO Commentary and Supplemental Information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 29, 2017	March 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,142	$4,247
Short-term investments	390	9
Accounts receivable, net	666	649
Other current assets	369	419
Total current assets	3,567	5,324
Property and equipment, net	838	937
Intangible assets, net	2,754	3,004
Goodwill	8,318	8,627
Equity investments	332	158
Other long-term assets	171	124
Total assets	$15,980	$18,174
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$181	$180
Accrued compensation and benefits	215	272
Current portion of long-term debt	-	1,310
Deferred revenue	2,151	2,353
Income taxes payable	186	30
Other current liabilities	368	477
Total current liabilities	3,101	4,622
Long-term debt	5,587	6,876
Long-term deferred revenue	579	434
Deferred income tax liabilities	618	2,401
Long-term income taxes payable	1,051	251
Other long-term obligations	86	103
Total liabilities	11,022	14,687
Total stockholders' equity	4,958	3,487
Total liabilities and stockholders' equity	$15,980	$18,174

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	December 29,	December 30,	December 29,	December 30,
	2017	2016	2017	2016
Net revenues	$1,209	$1,041	$3,624	$2,904
Cost of revenues	249	235	768	594
Gross profit	960	806	2,856	2,310
Operating expenses:
Sales and marketing	372	377	1,239	1,006
Research and development	225	204	699	574
General and administrative	122	131	431	360
Amortization of intangible assets	52	43	166	91
Restructuring, transition and other costs	93	67	278	201
Total operating expenses	864	822	2,813	2,232
Operating income (loss)	96	(16)	43	78
Interest income	5	5	16	14
Interest expense	(58)	(55)	(199)	(134)
Gain on divestiture	658	-	658	-
Other income (expense), net	4	5	(16)	28
Income (loss) from continuing operations before income taxes	705	(61)	502	(14)
Income tax expense (benefit)	(606)	(5)	(683)	45
Income (loss) from continuing operations	1,311	(56)	1,185	(59)
Income from discontinued operations, net of income taxes	31	102	12	96
Net income	$1,342	$46	$1,197	$37
Income (loss) per share – basic:
Continuing operations	$2.12	$(0.09)	$1.93	$(0.10)
Discontinued operations	$0.05	$0.16	$0.02	$0.16
Net income per share – basic	$2.17	$0.07	$1.95	$0.06
Income (loss) per share – diluted:
Continuing operations	$1.97	$(0.09)	$1.78	$(0.10)
Discontinued operations	$0.05	$0.16	$0.02	$0.16
Net income per share – diluted (1)	$2.01	$0.07	$1.80	$0.06
Weighted-average shares outstanding – basic	619	620	614	618
Weighted-average shares outstanding – diluted	667	620	665	618
Cash dividends declared per common share	$0.075	$0.075	$0.225	$0.225

(1) Net income per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	December 29, 2017 (1)	December 30, 2016	December 29, 2017	December 30, 2016
OPERATING ACTIVITIES:
Net income	$1,342	$46	$1,197	$37
Income from discontinued operations, net of income taxes	(31)	(102)	(12)	(96)
Adjustments to continuing operating activities:
Depreciation and amortization, including debt issuance costs and discounts	165	151	526	356
Stock-based compensation expense	125	97	448	231
Deferred income taxes	(1,632)	(16)	(1,821)	33
Gain on divestiture	(658)	-	(658)	-
Other	24	12	43	43
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(153)	(111)	(38)	114
Accounts payable	(15)	(6)	5	(72)
Accrued compensation and benefits	22	25	(53)	(10)
Deferred revenue	214	142	187	(71)
Income taxes	950	(140)	945	(981)
Other assets	(29)	10	(3)	16
Other liabilities	(64)	(9)	(85)	(60)
Net cash provided by (used in) continuing operating activities	260	99	681	(460)
Net cash provided by (used in) discontinued operating activities	34	49	3	(104)
Net cash provided by (used in) operating activities	294	148	684	(564)
INVESTING ACTIVITIES:
Additions to property and equipment	(33)	(18)	(105)	(57)
Payments for acquisitions, net of cash acquired	(41)	-	(402)	(4,533)
Purchases of short-term investments	(207)	-	(408)	-
Proceeds from maturities and sale of short-term investments	25	-	25	31
Proceeds from divestiture, net of cash contributed	946	-	946	7
Other	(20)	2	(20)	2
Net cash provided by (used in) investing activities	670	(16)	36	(4,550)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(630)	(45)	(2,640)	(62)
Proceeds from issuance of debt, net of issuance costs	-	(6)	-	4,993
Net proceeds from sales of common stock under employee stock benefit plans	9	4	83	53
Tax payments related to restricted stock units	(14)	(16)	(97)	(50)
Dividends and dividend equivalents paid	(49)	(53)	(163)	(173)
Payment for dissenting shareholder settlement	-	-	(68)	-
Other	-	-	-	10
Net cash provided by (used in) financing activities	(684)	(116)	(2,885)	4,771
Effect of exchange rate fluctuations on cash and cash equivalents	26	(51)	60	(65)
Change in cash and cash equivalents	306	(35)	(2,105)	(408)
Beginning cash and cash equivalents (including cash and cash equivalents held for sale)	1,836	5,610	4,247	5,983
Ending cash and cash equivalents	$2,142	$5,575	$2,142	$5,575
Non-cash information:
Equity investment received as consideration from divestiture	$160	$-	$160	$-

(1) The held for sale classification of our WSS and PKI assets and liabilities at the beginning of the period was not considered in the changes in operating assets and liabilities within cash flows from operating activities.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	December 29,	December 30,
	2017	2016	Actual

Net revenues (GAAP)	$1,209	$1,041	16%
Deferred revenue fair value adjustment	25	47
Net revenues (Non-GAAP)	$1,234	$1,088	13%
Operating income (loss) (GAAP)	$96	$(16)	(700%)
Deferred revenue fair value adjustment	25	47
Inventory fair value adjustment	-	13
Stock-based compensation	125	97
Amortization of intangible assets	111	94
Restructuring, transition and other costs	93	67
Acquisition related costs	13	29
Operating income (non-GAAP)	$463	$331	40%
Operating margin (GAAP)	7.9%	(1.5%)	940 bps
Operating margin (Non-GAAP)	37.5%	30.4%	710 bps
Net income (GAAP)	$1,342	$46	2817%
Adjustments to income (loss) from continuing operations:
Deferred revenue fair value adjustment	25	47
Inventory fair value adjustment	-	13
Stock-based compensation	125	97
Amortization of intangible assets	111	94
Restructuring, transition and other costs	93	67
Acquisition related costs	13	29
Non-cash interest expense	9	8
Gain on divestiture	(658)	-
Income tax reform	(810)	-
Other income tax effects and adjustments	109	(90)
Total adjustment from continuing operations	(983)	265
Net income adjustment from discontinued operations	(31)	(102)
Net income (Non-GAAP)	$328	$209	57%
Diluted income (loss) per share:
Income (loss) per share from continuing operations (GAAP)	$1.97	$(0.09)
Adjustments to income (loss) from continuing operations	$(1.47)	$0.41
Income per share from continuing operations (Non-GAAP) (2)	$0.49	$0.32
Income (loss) per share from discontinued operations (GAAP)	$0.05	$0.16
Adjustments to income (loss) from discontinued operations	$(0.05)	$(0.16)
Income per share from discontinued operations (Non-GAAP)	$-	$-
Diluted net income per share (GAAP)	$2.01	$0.07
Diluted net income per share (Non-GAAP)	$0.49	$0.32
Diluted weighted-average shares outstanding (GAAP)	667	620
Incremental dilution	-	34
Diluted weighted-average shares outstanding (Non-GAAP) (3)	667	654

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) Net income per share amounts may not add due to rounding.
(3) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue to Non-GAAP Implied Billings (1)
(In millions, unaudited)

	Three Months Ended
	December 29,	December 30,
	2017	2016
Total Company Implied Billings (Non-GAAP)(2)
Total revenue	$1,209	$1,041
Add: Deferred revenue (end of period)	2,730	2,473
Less: Deferred revenue (beginning of period)	(2,514)	(2,487)
Deferred revenue adjustments (3) (4)	3	54
Implied billings (Non-GAAP)	$1,428	$1,081
Enterprise Security Implied Billings (Non-GAAP)
Total revenue	$625	$644
Add: Deferred revenue (end of period)	1,685	1,654
Less: Deferred revenue (beginning of period)	(1,484)	(1,629)
Deferred revenue adjustments (3) (4)	3	54
Implied billings (Non-GAAP)	$829	$723
Consumer Digital Safety Implied Billings (Non-GAAP)(2)
Total revenue	$584	$397
Add: Deferred revenue (end of period)	1,045	819
Less: Deferred revenue (beginning of period)	(1,030)	(858)
Implied billings (Non-GAAP)	$599	$358

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) On February 9, 2017, we completed the acquisition of LifeLock. The pre-acquisition implied billings of LifeLock are not included in our implied billings for the three months ended December 30, 2016.
(3) Deferred revenue adjustment includes the change in deferred revenue related to Veritas discontinued operations. In addition, for the three months ended December 29, 2017, the adjustment includes the in-quarter change in WSS & PKI deferred revenue prior to the divestiture that is not captured in the GAAP Enterprise Security deferred revenue change due to its classification as liabilities held for sale.
(4) On October 31, 2017 we completed our sale of WSS & PKI products. These products contributed $35 million of revenue and $29 million of implied billings during the three months ended December 29, 2017 and $104 million of revenues and $91 million of implied billings during the three months ended December 30, 2016.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue and Operating Income (1)
(Dollars in millions, except per share data, unaudited)

Fourth Quarter Fiscal Year 2018
Revenue Guidance
GAAP revenue range	$1,164	-	$1,194
Adjustment:
Deferred revenue fair value adjustment		$11
Non-GAAP revenue range	$1,175	-	$1,205
Operating Margin Guidance and Reconciliation
GAAP operating margin	(1%)	-	0%
Adjustments:
Deferred revenue fair value adjustment		1%
Stock-based compensation		13%
Amortization of intangible assets		9%
Other non-GAAP adjustments		11%
Non-GAAP operating margin	33%	-	34%
Earnings Per Share Guidance and Reconciliation
GAAP diluted loss per share range (2)	$(0.07)	-	$(0.03)
Adjustments:
Deferred revenue fair value adjustment		$0.02
Stock-based compensation		$0.25
Amortization of intangible assets		$0.18
Other non-GAAP adjustments		$0.23
Income tax effects and adjustments		$(0.20)
Incremental dilution effect		$(0.04)
Non-GAAP diluted earnings per share range (2)	$0.37	-	$0.41
Fiscal Year 2018
Revenue Guidance
GAAP revenue range	$4,790	-	$4,820
Adjustment:
Deferred revenue fair value adjustment		$125
Non-GAAP revenue range	$4,915	-	$4,945
Operating Margin Guidance and Reconciliation
GAAP operating margin	0%	-	0%
Adjustments:
Deferred revenue fair value adjustment		3%
Stock-based compensation		12%
Amortization of intangible assets		9%
Other non-GAAP adjustments		10%
Non-GAAP operating margin	34%	-	34%
Earnings Per Share Guidance and Reconciliation
GAAP diluted earnings per share range	$0.29	-	$0.33
Adjustments:
Deferred revenue fair value adjustment		$0.19
Stock-based compensation		$0.90
Amortization of intangible assets		$0.67
Other non-GAAP adjustments		$(0.24)
Income tax effects and adjustments		$(0.21)
Non-GAAP diluted earnings per share range	$1.60	-	$1.64

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. We use 622 million and 680 million of diluted GAAP and non-GAAP weighted-average shares outstanding, respectively, in calculating our earnings per share for the fourth quarter of fiscal 2018.

SYMANTEC CORPORATION
Appendix A
Explanation of Non-GAAP Measures

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Deferred revenue adjustment:  Our non-GAAP net revenues eliminate the impact of deferred revenue purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Stock-based compensation:  This consists of expenses for employee restricted stock units, performance based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.

Amortization of intangible assets: Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.

Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include facilities and other exit and disposal costs, including asset write-offs. Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes.  In addition, transition costs include expenses associated with our divestitures. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these cost from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

SYMANTEC CORPORATION
Appendix A
Explanation of Non-GAAP Measures (continued)

Gain on divestiture:  We recognized a gain in the third quarter of fiscal 2018 as a result of our divestiture of our WSS and PKI solutions. We have excluded this gain for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Income tax effects and adjustments:  In the third quarter of fiscal 2018, we revised our estimated annual effective non-GAAP tax rate to reflect a change in the federal statutory rate as a result of U.S. income tax reform. The federal statutory rate change is effective January 1, 2018, and therefore, will require us to use a blended statutory rate of 31.58% for our fiscal year 2018. As a result, we recognized a reduction in our effective tax rate in the third quarter of fiscal 2018. Effective in the third quarter of fiscal 2018, we have applied an effective tax rate of 26.8% to our year to date pre-tax income, after the elimination of the effects of the non-GAAP adjustment to our operating results described above. For purposes of calculating non-GAAP measures, we also excluded from the non-GAAP tax provision the one-time provisional benefit of $810 million, which reflects the adjustments to income tax expense related to the discrete effects of the U.S. reform. This includes (1) the benefit of $1.4 billion reduction in previously accrued deferred income tax liability for foreign earnings and (2) the benefit of $200 million of other adjustments to our deferred income taxes, partially offset by (3) $821 million tax expense that was recorded for the one-time transition tax on our previously untaxed foreign earnings. Through the second quarter of fiscal 2018, we used a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods. Our non-GAAP tax rate for fiscal year 2017 and the first two quarters of fiscal 2018 was 28.7% and 29.5%, respectively. The long-term projected non-GAAP tax rates reflected the elimination of the effects of the non-GAAP adjustments to our operating results described above and significant discrete items, as well as certain unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate.

Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Implied billings:  We define implied billings as total revenue plus the change in adjusted deferred revenue. The change in deferred revenue excludes deferred revenue acquired or divested during the period as well as the change in deferred revenue related to discontinued operations that does not amortize to revenue from continuing operations. We consider implied billings to be a useful metric for management and investors because it facilitates an analysis of changes in deferred revenue balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of implied billings versus revenue calculated in accordance with GAAP. First, implied billings include amounts that have not yet been recognized as revenue. Second, our calculation of implied billings may be different from other companies in our industry, some of which may not use implied billings, may calculate implied billings differently, may have different implied billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of implied billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating implied billings together with revenue calculated in accordance with GAAP.